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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 21, 1999


                                    AMBI Inc.
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             (Exact Name of Registrant as Specified in its Charter)



            New York                     1-12106               11-2653613
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(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation  or organization)                           Identification Number)



   4 Manhattanville Road, Purchase, New York                  10577
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   (Address of Principal Executive Offices)                 (Zip Code)



       Registrant's telephone number including Area Code: (914) 701-4500
                                                          --------------

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Item 2.    Acquisition of Assets

         On January 21, 1999, AMBI Inc. (the "Company") acquired substantially all of the assets and assumed certain of the liabilities of Optimum Lifestyle, Inc. ("Seller") relating to the business (the "Business") of developing, producing, and marketing dietary supplements, primarily nutrition bars which are marketed under the trademark "Lite-Bites" through the QVC Inc. television network. These products are manufactured to proprietary specifications under agreements with third party manufacturers. The purchase price paid by the Company at the closing was $6,000,000 in cash (the "Cash Purchase Price") and 1,304,347 shares of common stock of the Company. Additional contingent payments will be made to the Seller depending primarily on sales levels of the Business achieved during the five year period following the closing, payable in preferred stock of the Company and up to $5,500,000 in cash. A portion of the Cash Purchase Price was provided pursuant to a Revolving Credit and Term Loan Agreement (the "Loan Agreement") with State Street Bank and Trust Company (the "Bank"), which Loan Agreement also amended and restated a prior agreement with the Bank, and the balance was funded from internal working capital. Loans from the Bank bear interest at the prime rate plus 1% and are due February 1, 2002. Dean Radetsky and Cheryl Radetsky, who prior to the closing were not affiliated with the Company, own all of the shares of capital stock of Seller and have entered into consulting and non-competition agreements with the Company.


Item 7. Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired.

                  Financial statements of Seller will be filed within the mandated time period.

         (b)      Pro Forma Financial Information

                  Pro forma financial information will be filed within the mandated time period.

         (c)      Exhibits

         2.1. Agreement of Purchase and Sale of Assets made on January 19, 1999 by and among Dean Radetsky and Cheryl Radetsky, Optimum Lifestyle, Inc., a California corporation, and AMBI Inc., a New York corporation.

         2.2. Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 21, 1999 between the Bank as Lender and the Company as Borrower.

         20.1 Press release of the Company dated January 22, 1999.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AMBI Inc.


                                     By: /s/ Fredric D. Price
                                         ---------------------------------
                                             Fredric D. Price
                                     President and Chief Executive Officer

Date: February 3, 1999





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